Exhibit 99.1

Kroger Outlines How it is Delivering for Today and Investing in the Future at Business Update Event

Company to Host Investor Webcast Today at 8:30 a.m. ET

CINCINNATI and ORLANDO, March 4, 2022 -- The Kroger Co. (NYSE: KR), America's largest grocer, is hosting a 2022 Business Update today in Orlando, Florida, where management will provide an update on the company's strategy of Leading with Fresh and Accelerating with Digital. Following the event, Kroger will host an in-person tour of the company’s Customer Fulfillment Center powered by Ocado, located in Groveland, Florida.

“As we reflect on the past year since our last update, I am incredibly proud of the way our nearly half a million associates across the country have continued to live our purpose to feed the human spirit and provide fresh food to our communities,” said Rodney McMullen, Kroger's chairman and CEO. “Our proven strategy – Leading with Fresh and Accelerating with Digital – has generated exceptional financial results as evidenced by our strong full-year earnings and has also enabled us to make a positive impact for our shareholders, customers, associates and communities.

“Kroger is stronger than ever before, and the investments we have made in innovation, technology, partnerships, and our people, provide us with a clear path for growth. As we look to the future, we are leaning into the strength of our core assets and our competitive moats to convert structural change coming out of the pandemic into lasting, competitive advantages that will drive sustainable growth and profitability for the long-term.”

During today’s Business Update, Kroger’s leadership team will discuss the following key themes with investors:

•	Kroger continues to grow its core food business through its competitive moats -- Fresh, Our Brands, Personalization and Seamless which continue to enhance customer loyalty and attract new customers;
•	Kroger’s digital strategy is solving customers’ needs by creating a world class seamless ecosystem and enabling the company to enter into new geographies and serve more customers. During today’s event, the company will announce its entry into three new cities/regions;
•	Kroger is delivering against its strong and sustainable total shareholder return model and remains committed to delivering total shareholder return (TSR) of 8 – 11% over time; and,
•	Kroger continues to deliver on its Zero Hunger | Zero Waste commitment that is the centerpiece of the company’s environmental, social, and governance (ESG) strategy.

“Driven by heightened food demand and our consistent execution over the last two years, our team has delivered results that are significantly above what our TSR model contemplates,” said Gary Millerchip, Kroger's CFO. “We expect to continue to build off of this higher base and we remain committed to delivering TSR of 8 to 11% over time.”

Investor Webcast Details

The presentation will broadcast online at ir.kroger.com on March 4, 2022 from 8:30 a.m. (ET) to approximately 11:00 a.m. (ET). Click on Events & Presentations to access the event. An on-demand replay of the presentations will be available starting at approximately 5:00 p.m. (ET) on March 4, 2022.

About Kroger

At The Kroger Co. (NYSE: KR), we are Fresh for Everyone™ and dedicated to our Purpose: To Feed the Human Spirit®. We are, across our family of companies, nearly half a million associates who serve over 11 million customers daily through a seamless shopping experience under a variety of banner names. We are committed to creating #ZeroHungerZeroWaste communities by 2025. To learn more about us, visit our newsroom and investor relations site.

This press release contains certain statements that constitute "forward-looking statements" about the future performance of the company. These statements are based on management's assumptions and beliefs in light of the information currently available to it. Such statements are indicated by words or phrases such as “committed,” “contemplates,” “continue,” “deliver,” “enable” “expect,” “future,” “strategy,” and “will.” Various uncertainties and other factors could cause actual results to differ materially from those contained in the forward-looking statements. These include the specific risk factors identified in “Risk Factors” in our annual report on Form 10-K for our last fiscal year and any subsequent filings, as well as the following:

Kroger's ability to achieve sales, earnings, incremental FIFO operating profit, and adjusted free cash flow goals may be affected by: COVID-19 pandemic related factors, risks and challenges, including among others, the length of time that the pandemic continues, future variants, mutations or related strains of the virus and the effectiveness of vaccines against variants, continued efficacy of vaccines over time and availability of vaccine boosters, the extent of vaccine refusal, and global access to vaccines, as well as the effect of vaccine and/or testing mandates and related regulations, the potential for additional future spikes in infection and illness rates including breakthrough infections among the fully vaccinated, and the corresponding potential for disruptions in workforce availability and customer shopping patterns, re-imposed restrictions as a result of resurgence and the corresponding future easing of restrictions, and interruptions in domestic and global supply chains or capacity constraints; whether and when the global pandemic will become endemic, the pace of recovery when the pandemic subsides or becomes endemic, which may vary materially over time and among the different regions we serve; labor negotiations; potential work stoppages; changes in the unemployment rate; pressures in the labor market; changes in government-funded benefit programs; changes in the types and numbers of businesses that compete with Kroger; pricing and promotional activities of existing and new competitors, including non-traditional competitors, and the aggressiveness of that competition; Kroger's response to these actions; the state of the economy, including interest rates, the current inflationary environment and future potential inflationary and/or deflationary trends and such trends in certain commodities, products and/or operating costs; the geopolitical environment; unstable political situations and social unrest; changes in tariffs; the effect that fuel costs have on consumer spending; volatility of fuel margins; manufacturing commodity costs; diesel fuel costs related to Kroger's logistics operations; trends in consumer spending; the extent to which Kroger's customers exercise caution in their purchasing in response to economic conditions; the uncertainty of economic growth or recession; stock repurchases; changes in the regulatory environment in which Kroger operates; Kroger's ability to retain pharmacy sales from third party payors; consolidation in the healthcare industry, including pharmacy benefit managers; Kroger's ability to negotiate modifications to multi-employer pension plans; natural disasters or adverse weather conditions; the effect of public health crises or other significant catastrophic events; the potential costs and risks associated with potential cyber-attacks or data security breaches; the success of Kroger's future growth plans; the ability to execute our growth strategy and value creation model, including continued cost savings, growth of our alternative profit businesses, and our ability to better serve our customers and to generate customer loyalty and sustainable growth through our strategic moats of fresh, our brands, personalization, and seamless; and the successful integration of merged companies and new partnerships. Our ability to achieve these goals may also be affected by our ability to manage the factors identified above. Our ability to execute our financial strategy may be affected by our ability to generate cash flow.

Kroger assumes no obligation to update the information contained herein unless required by applicable law. Please refer to Kroger's reports and filings with the Securities and Exchange Commission for a further discussion of these risks and uncertainties.

Kristal Howard (513) 762-1304; Investors: Rob Quast (513) 762-4969